Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Alabama National BanCorporation of our report dated January 15, 2003, except for Note 22 as to which the date is January 29, 2003, relating to the consolidated financial statements, which appears in Alabama National BanCorporation’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP

PricewaterhouseCoopers, LLP
Birmingham, Alabama

December 16, 2003